UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 3, 2007
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13102 (Commission File Number)	36-3935116 (I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     First Industrial Realty Trust, Inc. (the “Company”) recently distributed the 2007 Proxy Statement (the “Proxy”) to our stockholders in advance of the Annual Meeting to be held on May 16, 2007.
     The Company would like to draw your attention to Proposal #2 in the Proxy that addresses Amendment No. 2 to the 2001 Stock Incentive Plan (as amended, the “Plan”). We are requesting your approval of Amendment No. 2, which is described in the Proxy beginning on page 25.
     Please note that Amendment No. 2 does not increase the total number of shares available under the Plan; rather, as further described in the Proxy, it increases the limit on the number of shares available under the Plan for grants of restricted stock and other full value awards, and the sub-limit on shares issuable to individual participants in a single year. Shares of restricted stock available for issuance under the Plan are expected to be issued over multiple years.
     To further assist stockholders and other interested parties in their analysis of Amendment No. 2, we would like to make the following disclosures.
     Since 2002 the Company has used restricted stock awards as its exclusive equity incentive award and currently does not intend to use stock options as part of future equity incentive awards.
     During 2006, 2005 and 2004, we issued 319,374, 200,042 and 216,617 shares of restricted stock, respectively. At year-end December 31, 2006, 2005, and 2004, the total number of shares of common stock and operating partnership units outstanding was 51.6 million, 51.2 million and 49.3 million, respectively. Therefore, restricted stock issued as a percentage of total shares of common stock and operating partnership units outstanding at year-end was 0.62%, 0.39% and 0.44%, respectively, for 2006, 2005 and 2004.
     Management of the Company believes that the use of restricted stock is an extremely important tool in compensating, retaining and recruiting highly talented professionals, and that it has been an important contributor to the growth of the Company. Equity is a major component of the total pay package of our professionals, and it closely aligns employees’ interests with those of our stockholders.
     Management of the Company is also keenly aware of stockholders’ interests regarding the issuance of equity-based compensation and believes that the Company’s practices are prudent. In 2006, the total return to common stockholders exceeded 30%.

     The Company would like to thank stockholders for their attention to this important matter. Should you have any questions, please call Sean O’Neill, SVP-Investor Relations and Corporate Communications at 312-344-4401.
     The information furnished in this report under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Signature(s)
     Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Chief Accounting Officer (Principal Accounting Officer)

Date: May 3, 2007